                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            ______________________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         PRIMUS KNOWLEDGE SOLUTIONS, INC.
            -------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


            Washington                                  91-1350484
 ---------------------------------------     -----------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

         1601 Fifth Avenue
        Seattle, Washington                               98101
----------------------------------------     ----------------------------------
(Address of Principal Executive Offices)                (Zip Code)

If this form relates to the registration of               If this form relates to the registration of a
a class of securities pursuant to Section                 class of securities pursuant to Section 12(g)
12(b) of the Exchange Act and is effective                of the Exchange Act and is effective pursuant
pursuant to General Instruction A.(c),                    to General Instruction A.(d), please check the
please check the following box.        [_]                following box.                [X]

Securities Act registration statement file number to which this form relates:  333-77477
                                                                               ---------

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                   Name of Each Exchange on Which
     to be so Registered                   Each Class is to be Registered
     -------------------                   ------------------------------
            None

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $0.025 par value per share
                    ----------------------------------------
                                (Title of Class)

                                  Page 1 of 4
                            Exhibit Index on Page 4

Item 1.  Description of Registrant's Securities to be Registered

     The description of the common stock being registered set forth under the caption "Description of Capital Stock" in the prospectus contained in the registrant's Registration Statement on Form S-1, File No. 333-77477, as originally filed with the Securities and Exchange Commission on April 30, 1999 or as subsequently amended (the "Registration Statement"), is incorporated by reference in response to this item.

Item 2.  Exhibits

     The following exhibits are filed as a part of this Registration Statement:

Exhibit No.    Description
-----------    ----------------------------------------------------------------
   1           Fourth Restated Articles of Incorporation of the registrant
               (incorporated by reference to Exhibit 3.1 to the Registration
               Statement).

   2 Second Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement).

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                             PRIMUS KNOWLEDGE SOLUTIONS, INC.


                             /s/ ELIZABETH J. HUEBNER
                             ------------------------
                             Elizabeth J. Huebner
                             Vice President of Finance, Chief Financial Officer, Secretary and Treasurer

Dated:  June 2, 1999

                                 EXHIBIT INDEX
                                                                      Sequential
Exhibit No.  Description                                              Page No.
-----------  ----------------------------------------------------     ----------
    1        Fourth Restated Articles of Incorporation of the             --
             registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement).

    2        Second Restated Bylaws of the registrant (incorporated       --
             by reference to Exhibit 3.2 to the Registration
             Statement).